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                                                                      EXHIBIT 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 5, 2002, relating to the financial statements and financial highlights of Janus Olympus Fund, Janus Growth and Income Fund, Janus Enterprise Fund, Janus Venture Fund, Janus Balanced Fund, Janus Global Technology Fund and Janus Overseas Fund (seven of the portfolios constituting Janus Investment Fund) which appears in the October 31, 2002 Annual Report to Shareholders of Janus Investment Fund, which is also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference of our report dated November 6, 2002, relating to the financial statements and financial highlights of Berger Growth Fund, Inc., Berger Large Cap Growth Fund, Inc., Berger Mid Cap Growth Fund, Berger Small Company Growth Fund, Berger Balanced Fund and Berger Information Technology Fund (four of the portfolios constituting Berger Investment Portfolio Trust), Berger International Fund (one of the funds constituting Berger Worldwide Funds Trust) and Berger International Portfolio (the sole portfolio compromising Berger Worldwide Portfolios Trust) which appears in the September 30, 2002 Annual Report to Shareholders of Berger Growth Fund, Inc., Berger Large Cap Growth Fund, Inc., Berger Omni Investment Trust, Berger Investment Portfolio Trust, Berger Worldwide Funds Trust and Berger Worldwide Portfolios Trust which is also incorporated by reference into the Registration Statement.

We also consent to the reference to us under the heading "Fiscal Year End and Financial Statements" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Denver, Colorado
December 12, 2002